OCTOBER 1999 CONSULTANT COMPENSATION AGREEMENT

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made as of this 2nd day of November, 1998, among Entertainment Technologies & Programs, Inc., a Delaware corporation ("ETPI"); and Martin R. Nathan, Esq., Douglas M. Shepersky, Esq., Donald G. Johnson, Jr., Esq. and Leonard W. Burningham, Esq. who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "D" hereof (collectively, the "Consultants").

               WHEREAS, the Board of Directors of ETPI has adopted a written compensation agreement for compensation of four individual Consultants who are natural persons, all of whom are attorneys for the Company; and

               WHEREAS, ETPI has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of ETPI, and will provide additional services to ETPI; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

               WHEREAS, ETPI and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which ETPI may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by ETPI;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                            Section 1

                       Compensation Plan

          1.1 Employment. ETPI hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of ETPI to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold ETPI harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to ETPI.

          1.3 Term. All services performed at the request of ETPI by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of ETPI and any of the Consultants.

          1.4 Payment. ETPI and the Consultants agree that ETPI shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of approximately $0.17 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide ETPI with a written invoice detailing the services duly performed. Such invoice shall be paid by ETPI in accordance with Section 1.4 above, subject to the satisfaction of the management of ETPI that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of ETPI at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of ETPI that may be issued by ETPI for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of ETPI shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of ETPI, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to ETPI in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. ETPI and the Consultants agree that the per share price of shares of common stock that may be issued by ETPI to the Consultants for services performed under this Plan has been arbitrarily set by ETPI; however, in the event ETPI shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of ETPI prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following condition, to-wit:

               The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company on the date of issuance.

                            Section 2

             Representations and Warranties of ETPI

               ETPI represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. ETPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of ETPI has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which ETPI may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by ETPI.

          2.3 Registration Statement on Form S-8. ETPI shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of ETPI; and ETPI will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. ETPI shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. ETPI shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. ETPI is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and ETPI has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. ETPI has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by ETPI hereunder have been duly authorized by all requisite corporate action on the part of ETPI, and this Plan constitutes a valid and binding obligation of ETPI and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of ETPI.

                            Section 3

        Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, ETPI as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by ETPI for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of ETPI, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Access to Information. All Consultants acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for their services.

          3.4 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to ETPI, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of ETPI is a suitable investment for the Consultants.

          3.5 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of ETPI shall be services related to any "capital raising" transaction, and none is involved in the promotion of the common stock of ETPI, any fund raising activities on its behalf, and no services being performed hereunder are for public relation services.

          3.6 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                            Section 4

                            Indemnity

              ETPI and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of ETPI to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                            Section 5

                           Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of ETPI and the respective Consultants in writing; (2) by either the Directors of ETPI or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of ETPI to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to ETPI:         16055 Space Center Blvd., Suite 230
                              Houston, Texas 77062

          If to Consultants:       The addresses listed on the
                                   Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither ETPI nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                         ENTERTAINMENT TECHNOLOGIES & PROGRAMS, INC.


Date: 11/2/99            By /s/ James D. Butcher, Chairman/CEO

                                   EXHIBIT "A"

         OCTOBER 1999 CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain October 1999 Consultant Compensation Agreement among Entertainment Technologies & Programs, Inc. and the undersigned Consultant is executed as of the date set forth herein below.

                         Consultant:

                         Martin R. Nathan, Esq.
                         1980 Post Oak Blvd., Suite 1777
                         Houston, Texas 77056


Date: 11/2/99            /s/ Martin R. Nathan, Esq.

                                   Number of Shares and
                                       Maximum Value
                                        of Services
General Description of Services              to be Performed

Legal services, all to be set forth               250,000
in invoices; see attached response.               $42,500

                            EXHIBIT "B"


         OCTOBER 1999 CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain October 1999 Consultant Compensation Agreement among Entertainment Technologies & Programs, Inc. and the undersigned Consultant is executed as of the date set forth herein below.



                              Consultant:

                              Douglas M. Shepersky, Esq.
                              401 West "A" Street, #1710
                              San Diego, California 92101


Date: 11/3/99                 /s/ Douglas M. Shepersky, Esq.

                                   Number of Shares and
                                      Maximum Value
                                        of Services
General Description of Services            to be Performed

Legal services, all to be set forth               50,000
in invoices; see attached response.               $8,500

                            EXHIBIT "C"


         OCTOBER 1999 CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain October 1999 Consultant Compensation Agreement among Entertainment Technologies & Programs, Inc. and the undersigned Consultant is executed as of the date set forth herein below.


                              Consultant:

                         Donald G. Johnson, Jr., Esq.
                         847 9th Street, #4
                         Santa Monica, California 90403


Date: 11/2/99            /s/ Donald G. Johnson, Jr., Esq.

                              Number of Shares and
                                  Maximum Value
                                  of Services
General Description of Services        to be Performed

Legal services, all to be set forth               50,000
in invoices; see attached response.               $8,500

                           EXHIBIT "D"

         OCTOBER 1999 CONSULTANT COMPENSATION AGREEMENT

                    COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain October 1999 Consultant Compensation Agreement among Entertainment Technologies & Programs, Inc. and the undersigned Consultant is executed as of the date set forth herein below.


                         Consultant:

                         Leonard W. Burningham, Esq.
                         455 East 500 South, #205
                         Salt Lake City, Utah 84111


Date: 11/2/99            /s/ Leonard W. Burningham, Esq.

                                   Number of Shares and
                                        Maximum Value
                                       of Services
General Description of Services             to be Performed

Legal services, all to be set forth               50,000
in invoices; see attached response.               $8,500

October 27, 1999

Martin R. Nathan, Esq.
1980 Post Oak Blvd., Suite 1777
Houston, Texas 77056

Douglas M. Shepersky, Esq.
401 West "A" Street, #1710
San Diego, California 92101

Donald G. Johnson, Jr., Esq.
847 9th Street, #4
Santa Monica, California 90403

Leonard W. Burningham, Esq.
455 East 500 South, #205
Salt Lake City, Utah 84111

Re: Issuance of compensatory shares of common stock of Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company"), to Martin R. Nathan, Esq., Douglas M. Shepersky, Esq., Donald G. Johnson, Esq. and Leonard W. Burningham, Esq., consultants and counsel, to be registered on Form S-8 of the Securities and Exchange Commission

Dear Messrs. Nathan, Shepersky, Johnson and Burningham:

          I represent the Company in connection with the foregoing and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written compensation agreement to be prepared by this office.

          Everyone involved is aware that I am the son of Leonard W. Burningham, Esq.

          I have prepared a brief Memorandum of the proposed amendments of the Securities and Exchange Commission to this Form, and have enclosed a copy thereof for your review.

          I am also enclosing copies of the Company's 10-K Annual Report for the year ended September 30, 1998, and the 10-Q Quarterly Reports for the quarters ended December 31, 1998, March 31, 1999, and June 30, 1999, and a copy of the written compensation agreement regarding the shares to be issued pursuant to the S-8.

          I have prepared responses for each of you which will be filed with the Securities and Exchange Commission respecting a description of the services you have or will render to the Company and your agreement to these restrictions. Your response is enclosed herewith and must be fully executed and delivered to me by each of you.

          Please be advised that the certificates that each of you has previously received, which are imprinted with a "restrictive" legend, should promptly be returned to me for cancellation as these certificates represent the shares to be issued pursuant to the S-8 Registration Statement and when issued, will be issued free of any "restrictive" legend.

          Thank you very much.

                              Yours very sincerely,

                              /s/ Branden T. Burningham

BTB/sr
Enclosures
cc:  Entertainment Technologies & Programs, Inc.

                      MARTIN R. NATHAN, ESQ.
                  1980 Post Oak Blvd., Suite 1777
                       Houston, Texas 77056


Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Re: Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company")

Dear Mr. Burningham:

          Thank you for your letter dated October 27, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company are all non-capital raising services.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8.

          Thank you.

                              Very truly yours,

Date: 11/2/99                 /s/ Martin R. Nathan, Esq.

                       DOUGLAS M. SHEPERSKY
                    401 West 'A' Street, #1710
                    San Diego, California 92101



Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Re: Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company")

Dear Mr. Burningham:

          Thank you for your letter dated October 27, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company are all non-capital raising services.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8.

          Thank you.

                              Very truly yours,

Date: 11/2/99                 /s/ Douglas M. Shepersky

                   DONALD G. JOHNSON, JR., ESQ.
                        847 9TH Street, #4
                      Santa Monica, CA 90403




Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Re: Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company")

Dear Mr. Burningham:

          Thank you for your letter dated October 27, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company are all non-capital raising services.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8.

          Thank you.

                              Very truly yours,

Date: 11/2/99                 /s/Donald G. Johnson, Jr.

                    LEONARD W. BURNINGHAM, ESQ.
                     455 East 500 South, #205
                    Salt Lake City, Utah 84111


Branden T. Burningham, Esq.
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Re: Entertainment Technologies & Programs, Inc., a Delaware corporation (the "Company")

Dear Mr. Burningham:

          Thank you for your letter dated October 27, 1999, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company are all non-capital raising services.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          I also acknowledge that I have read the letter from you regarding the recent pronouncements of the Securities and Exchange Commission regarding S-8.

          Thank you.

                              Very truly yours,

Date: 11/2/99                 /s/Leonard W. Burningham